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                                      EXHIBIT 1


                DIRECTORS AND EXECUTIVE OFFICERS OF KUBOTA CORPORATION

Name and Business Address                     Position/Occupation
-------------------------                     -------------------

Shigekazu Mino                  Chairman and Representative Director, Kubota
                                Corporation

Kazutaka Iseki                  Vice Chairman and Representative Director,
                                Kubota Corporation

Kouhei Mitsui                   President and Representative Director, Kubota
                                Corporation

Katsuzo Tomita                  Executive Vice President and Representative
                                Director, Kubota Corporation

Osamu Okamoto                   Executive Managing Director, Kubota
                                Corporation

Kozo Iizuka                     Executive Managing Director, Kubota
                                Corporation

Fumio Nakada                    Executive Managing Director, Kubota
                                Corporation

Keizo Homma                     Executive Managing Director, Kubota
                                Corporation

Yoshikuni Dobashi               Executive Managing Director, Kubota
                                Corporation

Hiroyuki Kisaka                 Managing Director, Kubota Corporation

Kazuji Hashimoto                Managing Director, Kubota Corporation

Kiichiro Kawaguchi              Managing Director, Kubota Corporation

Hiroshi Miyamoto                Managing Director, Kubota Corporation

Hiroshi Wakita                  Managing Director, Kubota Corporation
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Name and Business Address                     Position/Occupation
-------------------------                     -------------------

Tadao Fujimoto                 Managing Director, Kubota Corporation

Shohei Majima                  Managing Director, Kubota Corporation

Keizo Ohmori                   Managing Director, Kubota Corporation

Takeshi Oka                    Managing Director, Kubota Corporation

Yoshio Murozono                Director, Kubota Corporation

Tomoyoshi Kariya               Director, Kubota Corporation

Masamichi Tsuchiya             Director, Kubota Corporation

Yukiyasu Nemoto                Director, Kubota Corporation

Tomomi Soh                     Director, Kubota Corporation

Yoshihiro Kinugasa             Director, Kubota Corporation

Masateru Kimura                Director, Kubota Corporation

Kazuya Nakamura                Director, Kubota Corporation

Mitsuku Yamamoto               Director, Kubota Corporation

Mikio Kinoshita                Director, Kubota Corporation

Takeshi Kubota                 Director, Kubota Corporation

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Name and Business Address                     Position/Occupation
-------------------------                     -------------------

Toshio Kubo                    Director, Kubota Corporation

Shigenobu Inoue                Director, Kubota Corporation

Toshi Tanaka                   Director, Kubota Corporation

Katsuro Konishi                Director, Kubota Corporation

Tatsuo Arata                   Director, Kubota Corporation

Osamu Ikuta                    Director, Kubota Corporation

Masakatsu Yamamoto             Director, Kubota Corporation

Okihiro Asada                  Director, Kubota Corporation